Exhibit 99

NEWS RELEASE

Contact:	Stephen Allison
Gensym Corporation
781-265-7100

Gensym Completes Restatement

and Files Annual Report on Form 10-K

Company Provides Revised Key Financial Metrics

Burlington, Mass., June 6, 2007—Gensym Corporation (Pink Sheets: GNSM), a leading provider of rule engine software for mission-critical solutions, announced that it has restated its financial statements as of and for the years ended December 31, 2005, 2004, 2003, 2002, 2001 and 2000. Gensym has also restated the condensed consolidated financial statements for each of the four quarters of 2005 and the first quarter of 2006. In connection with this restatement, Gensym today filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, its Quarterly Reports on Form 10-Q for the second and third fiscal quarters of 2006 ended June 30, 2006 and September 30, 2006, respectively, and amended its Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2006.

Gensym does not anticipate filing amended Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q for any other periods. Accordingly, Gensym’s previously filed financial statements for all periods prior to 2006 should no longer be relied upon. Instead, the restated financial statements for fiscal 2005 and 2004 included in the Annual Report on Form 10-K for the year ended December 31, 2006 that was filed today, and the selected restated consolidated financial data as of and for the years ended December 31, 2003, 2002, 2001 and 2000 included in the Form 10-K, should be relied upon.

In the restatement, Gensym recorded adjustments affecting its previously-reported financial statements for fiscal years 2000 through 2005 and for the three months ended March 31, 2006, the cumulative effects of which are summarized in the table below. The restated financial statements for the fiscal years 2000 through 2003 have not been audited. These restatements, for all periods described below, include adjustments arising from an internal review of Gensym’s accounting practices with respect to three areas:

•	revenue recognition for certain software license and service agreement transactions;

•	stock option practices and related stock-based compensation expense; and

•	other accounting adjustments, including foreign tax filing errors and accounting timing adjustments.

In May 2006, Gensym’s management notified the Audit Committee of the Board of Directors of concerns relating to Gensym’s revenue recognition accounting for certain software license and service agreements. The Audit Committee initiated an internal review of Gensym’s revenue recognition accounting practices, notified Gensym’s independent registered public accounting firm, and engaged outside legal counsel and outside accounting specialists to assist with its review.

On July 14, 2006, as a result of this review, the Audit Committee concluded, in consultation with and upon the recommendation of management, that previously issued financial statements included in Gensym’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2004 and 2005 and in its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2005 and March 31, 2006, and all related earnings releases and similar communications for all such fiscal periods, should no longer be relied upon.

On August 14, 2006, November 13, 2006 and May 22, 2007, Gensym filed Forms 12b-25 with the Securities and Exchange Commission stating that it would be unable to file timely quarterly reports of Form 10-Q for the fiscal quarters ended June 30, 2006, September 30, 2006, and March 31, 2007, respectively. On April 3, 2007, Gensym filed a Form 12b-25 stating that it would be unable to file timely its annual report on Form 10-K for the year ended December 31, 2006.

In the November 13, 2006 filing, Gensym stated that the scope of the Audit Committee’s review had been expanded to include software license and services agreements entered into from 2000 to 2004. Gensym also reported that the expanded scope included a self-initiated review of historical stock option grant practices and related accounting treatment. The stock option review was conducted under the direction of a special committee of Gensym’s Board of Directors, with the assistance of outside legal counsel and outside accounting specialists.

During the course of the reviews described above, foreign tax filing errors and certain accounting timing adjustments were also identified. For example, Gensym was notified in 2006 by Dutch tax authorities of errors in the tax returns of its Dutch subsidiary, Gensym BV, for 2003 and 2004 which, when corrected, entitled Gensym to a refund of taxes previously paid. Gensym also identified several intercompany items related to the financial consolidation of its subsidiaries that were reported in incorrect accounting periods in 2003 and 2004.

Cumulative Effects of Adjustments

The following table presents the cumulative effect of adjustments resulting from the reviews described above for the periods shown.

	1999 and Prior	2000	2001	2002	2003	2004	2005	First Quarter of 2006
	As Restated
	(in thousands)
Net Loss) income as originally reported	$—	$(12,816)	$(3,749)	$1,644	$(1,783)	$894	$(663)	$(575)

Adjustments related to:
Revenue Recognition	(790)	(1,335)	1,331	(103)	162	101	(579)	99
Stock Compensation	(35)	(120)	(33)	(14)	(31)	(15)	6	—
Other Accounting Adjustments	—	—	—	—	204	(24)	(24)	3

Net adjustments	(825)	(1,455)	1,298	(117)	335	62	(597)	102

Net (Loss) income as restated	(825)	(14,271)	(2,451)	1,527	(1,448)	956	(1,260)	(473)

Cumulative effect to Accumulated Deficit	$825	$2,280	$982	$1,099	$764	$702	$1,299	$1,197

For the year ended December 31, 2006, Gensym had revenues of $16,935,000, an operating loss of $743,000, and a net loss of $794,000, or $(0.11) per diluted share. For the year ended December 31, 2005, Gensym had restated revenues of $17,043,000, an operating loss of $1,182,000, and a net loss of $1,260,000, or $(0.17) per diluted share.

Gensym was profitable for the second and fourth quarters of the years ended December 31, 2006 and 2005, but losses in the first and third quarter of each year resulted in overall losses for both years. Based on the results of 2005 and the first and second quarters of 2006, Gensym implemented a restructuring plan designed to return the company to profitability without sacrificing its engineering investments in a next generation of products.

Gensym had cash of $3,238,000 at December 31, 2006, as compared with $3,330,000 at September 31, 2006, $3,925,000 at June 30, 2006, $3,236.000 at March 31, 2006 and $3,176,000 at December 31, 2005.

About Gensym Corporation

Gensym Corporation (www.gensym.com) is a leading provider of rule engine software and services for mission-critical solutions that automate decisions in real time. Gensym’s flagship G2 software applies real-time rule technology for decisions that optimize operations and that detect, diagnose, and resolve costly problems. With G2, the world’s largest organizations in manufacturing, utilities, communications, transportation, aerospace, finance and government can maximize the agility of their businesses and achieve greater levels of performance. Gensym and its numerous partners deliver a range of services throughout the world, including training, software support, application consulting and complete solutions.

Gensym and G2 are registered trademarks of Gensym Corporation. All other trademarks are property of their respective owners.

This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any statements contained in this news release that relate to prospective events or developments are deemed to be forward-looking statements. These forward-looking statements are subject to important risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to the impact of intense competition, the effectiveness of our indirect distribution channel and strategic relationships and the ability of our partners to effectively market and deliver their Gensym-based solutions, fluctuations in demand for our products, and the other risks factors discussed in our most report filed with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained. We disclaim any intent or obligation to update any forward-looking statement as a result of developments occurring after the date of this news release.